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                                                               Sub-Item 77Q1(a)

                              AMENDMENT NO. 1 TO
                                    BYLAWS
                   OF INVESCO VAN KAMPEN SENIOR INCOME TRUST

                      Adopted effective December 3, 2012

The Bylaws of Invesco Van Kampen Senior Income Trust (the "Trust"), adopted effective May 15, 2012, (the "Bylaws"), are hereby amended as follows:

   1. Invesco Van Kampen Senior Income Trust is now named Invesco Senior Income Trust.

   2. All references to Invesco Van Kampen Senior Income Trust in the Bylaws are hereby deleted and replaced with Invesco Senior Income Trust.